EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                             REMINGTON CAPITAL CORP.

                                  ARTICLE FIRST

     The name of the corporation is Remington Capital Corp. (hereinafter called the "Corporation")

                                 ARTICLE SECOND

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THIRD

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

     The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.


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                                  ARTICLE FIFTH

     The name and mailing address of the sole incorporator are as follows:

                  NAME                    MAILING ADDRESS
                  ----                    ---------------
           David N. Britsch               c/o Kirkland & Ellis
                                          153 E. 53rd Street
                                          39th Floor
                                          New York, New York 10022

                                  ARTICLE SIXTH

     The Corporation is to have perpetual existence.

                                 ARTICLE SEVENTH

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE EIGHTH

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE NINTH

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary


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damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TENTH

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVENTH

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of April, 1996.





                                            /s/ David N. Britsch
                                            -----------------------------------
                                            David N. Britsch, Sole Incorporator